UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

PREMIER PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51232	68-0582275
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification Number)

7441 Tracyton Blvd NW
Bremerton, WA 98311
(Address of principal executive offices) (Zip Code)

360-620-4397

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 20, 2019, the holder of 51 shares of Series B Preferred Stock, constituting 51% voting control of the Company, voted out the then existing Board of Directors and all officers of the Company (Christian Richards, Edward Y. Lee, and Arnold F. Sock), and replaced them with an appointment of the following Director and Officers:

Name	Age	Position(s)
Terry L. Stein	70	Sole Director
		Interim-CEO
		Interim-CFO
		Secretary

Terry L. Stein, Director, Interim-CEO, Interim- CFO, and Secretary (70)

Mr. Stein is a semi-retired registered investment adviser having performed such services for clients spanning over 30 years. He graduated with a finance degree from UCLA in 1972. Mr. Stein is the Managing Member of Old Sawmill Partners, LLC a private investment firm.

The Company has not entered into any material plan, contract or arrangement (whether or not written) with its new director.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: December 23, 2019	/s/ Terry L. Stein
	By:	Terry L. Stein, Interim Chief Executive Officer